BACK UP GUARANTEE




     FOR VALUE RECEIVED, OMI CORP. a Delaware corporation having an office at 90 Park Avenue, New York, New York 10016 ("OMI"), hereby irrevocably guarantees to reimburse ANDERS WILHELMSEN & CO. AS, Norwegian joint stock company having its office at Beddingen 8, Aker Brygge, 0250 Oslo, ("AWAS"), forty-nine percent (49%) of all amounts paid by AWAS to Dalian New Shipyard/China Shipbuilding Trading Company Limited, People's Republic of China (the "SELLER") pursuant to a performance Guarantee issued by AWAS to the SELLER guaranteeing the due and punctual payment and performance of all liabilities and obligations of the BUYER under that certain Shipbuilding contract dated 11th March, 1994 between the SELLER and Parallel Maritime Inc., 80 Broad Street, Liberia (the "BUYER"), relative to the construction, sale and purchase of a 150,000 DWT crude oil carrier having the Shipyard's Hull No. T 1500-1; provided, however, that OMI shall have no obligation hereunder unless and until AWAS shall have made payment to the Shipyard pursuant to said Performance Guarantee and has furnished OMI evidence to the reasonable satisfaction of OMI of the payment so made. Payment to AWAS shall be made by OMI within five business days after receipt by OMI of the evidence that such payment has been so made; provided, however, that OMI shall not be required to make the payment hereunder until such time as the payment would be permissible under the Indenture dated as of November 1, 1993 between OMI and Chemical Bank, but any payment not made within the five days referred to above shall accrue interest at 10% per annum until payment is made.

     This Guarantee shall be construed in accordance with and governed by the laws of the Kingdom of Norway. OMI hereby submits to the jurisdiction of the Norwegian courts for all matters connected to this Guarantee.

     IN WITNESS WHEREOF, OMI has caused this Guarantee to be executed and delivered by its duly authorized representative this 11th day of March, 1994.


                            OMI CORP.


                   By: Frederic S. London